UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 22, 2008
LEINER HEALTH PRODUCTS INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-33121 (Commission File Number)	95-3431709 (IRS Employer Identification Number)

901 East 233rd Street, Carson, California (Address of principal executive offices)	90745 (Zip Code)
Registrant’s telephone number, including area code (310) 835-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Management Changes
     Effective January 22, 2008, the Company consolidated the positions of Chief Executive Officer and President, and appointed Robert K. Reynolds as President and Chief Executive Officer. Mr. Reynolds, 51, has been a Director since September 2006, President since June 2007 and Chief Operating Officer of the Company since February 2006. Prior to that, Mr. Reynolds served as the Company’s Executive Vice President and Chief Financial Officer from January 2002 to July 2006.
     Robert M. Kaminski, the former Chief Executive Officer, — continues to serve the Company as Vice Chairman of the Board of Directors and as an advisor providing the Company with his significant experience in a consultative and customer advocacy role. As part of Mr. Kaminski’s change in employment status, in exchange for a full release, Mr. Kaminski will be receiving (i) $400,000 payable by February 1, 2008, (ii) an annual fee of $200,000 payable on a weekly basis for one year, (iii) $2,000 per month (with deductions for health insurance premiums) for three years for continuing health coverage, and (iv) other standard terms.
     In addition, effective February 1, 2008, the Company consolidated the positions of Chief Financial Officer and Senior Vice President, Finance, and appointed Heidi Crane as Chief Financial Officer and Senior Vice President, Finance. Ms. Crane, 46, has been Senior Vice President, Finance of the Company since April 2006 and was Vice President, Financial Planning and Reporting from March 2005 to April 2006. Prior to that, Ms. Crane served as Corporate Vice President, Strategic Planning from March 2003 and as Corporate Vice President, Finance from 2001 to 2003 at 99 Cents Only Stores. Ms. Crane will report to Mr. Reynolds, the Company’s new Chief Executive Officer. The Company will terminate without cause Kevin P. McDonnell as its Chief Financial Officer of the Company effective February 1, 2008. As part of Mr. McDonnell’s agreement, in exchange for a full release, Mr. McDonnell will receive (i) $225,000 payable by February 1, 2008, (ii) $2,000 per month (with deductions for health insurance premiums) for two years for continuing health coverage, (iii) $50,000 payable by February 1, 2008 for future COBRA and other benefits, and (iv) other standard terms.
Management Incentive Plan
     On January 25, 2008, the Board of Directors of LHP Holding Corp., the Company’s parent company, adopted a Management Incentive Plan (the “Incentive Plan”), which amends and restates the Company’s previous incentive bonus plan for senior management. The Incentive Plan provides benefits to designated members of the Company’s senior management upon certain performance targets. The Incentive Plan is effective as of January 1, 2008 and has a term that ends on March 31, 2009. The Incentive Plan provides incentive opportunities for employees selected by the Compensation Committee from time to time (“Participants”). Prior to the commencement of each calendar quarter that ends during the term of the of the Incentive Plan, the Administrator (as defined in the Incentive Plan) will specify (i) the threshold, target and maximum bonus opportunities for each Participant in the Incentive Plan for the relevant calendar quarter and (ii) the corresponding threshold, target and maximum EBITDA targets that must be achieved during the applicable calendar quarter to earn such bonus. The Administrator will certify whether or not, and to what degree, the applicable EBITDA targets have been achieved and the amount of bonus, if any, earned by each Participant for each calendar quarter ending during the Plan. To fully earn a bonus under the Incentive Plan, each Participant must be employed by the Company or its subsidiaries on the date the bonus is to be paid.
     The threshold, target and maximum quarterly bonus opportunities for the Company’s principal executive officer, principal financial officer and its other executive officers are as follows:

	Threshold	Target	Maximum
Robert Reynolds, President and CEO	$59,375	$89,063	$118,750
Heidi Crane, CFO	$33,750	$50,625	$67,500
Bob LaFerriere, Sr. EVP	$50,000	$75,000	$100,000
Kevin Lanigan, EVP	$33,750	$50,625	$67,500

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leiner Health Products Inc.
	By:	/s/ Robert K. Reynolds
Robert K. Reynolds
Date: January 28, 2008		President and Chief Executive Officer